Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in the Registration Statement of Waccamaw Bankshares, Inc. on Form S-8 of our report dated January 14, 2005, which appears in their Annual Report on Form 10-KSB for the year ended December 31, 2004.

Galax, Virginia

June 29, 2005